UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
                         October 1, 2007
Date of Report (Date of earliest event reported)
                              Salton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
   1955 W. Field Court, Lake Forest, Illinois  60045

(Address of principal executive offices) (Zip Code)
          (847) 803-4600

        (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Arrangement
Item 3.02 Unregistered Sales Of Equity Securities
Item 3.03 Material Modification To Rights Of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger
Form of Certificate of Amendment
Form of Certificate of Amendment
Form of Certificate of Designation
Commitment Agreement
Form of Registration Rights Agreement
Registration Rights Agreement
Form of Release
Loan Purchase Agreement
Reimbursement and Senior Secured Credit Agreement
Waiver, Consent, Forbearance and Seventeenth Amendment to Amended and Restated Credit Agreement
Waiver, Consent and First Amendment to Credit Agreement
Amended and Restated Intercreditor Agreement
Junior Intercreditor Agreement
Third Amendment to Rights Agreement
Form of Amendment to Restated Certificate of Incorporation
Press Release

Item 1.01 Entry into a Material Definitive Arrangement
Merger Agreement
          On October 1, 2007, Salton, Inc. (the “Company” or “Salton”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SFP Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (“MergerSub”), and APN Holding Company, Inc., a Delaware corporation (“APN Holdco”). APN Holdco owns all of the issued and outstanding capital stock of Applica Incorporated, a Florida corporation (“Applica”). Pursuant to, and subject to the terms and conditions set forth in, the Merger Agreement, MergerSub will merge with and into APN Holdco (the “Merger”) and as a result thereof, the shares of common stock of APN Holdco issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into an aggregate of 595,500,405 shares of common stock, par value $0.01 per share (“Company Common Stock”), and APN Holdco will become a wholly-owned subsidiary of the Company. Shares of Company Common Stock outstanding immediately prior to the Merger will remain outstanding following the Merger. Because the number of shares of Company Common Stock issuable in the Merger and the related transactions described below exceeds the number of shares of Company Common Stock currently authorized by the Company’s Amended and Restated Certificate of Incorporation, consummation of the Merger is subject to the approval by the Company’s stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Company Common Stock.
          Currently, Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) owns approximately 75% of the outstanding shares of common stock of APN Holdco and Harbinger Capital Partners Special Situations Fund, L.P. (together with the Master Fund, “Harbinger Capital Partners”) owns approximately 25% of the outstanding shares of common stock of APN Holdco. In addition, Harbinger Capital Partners currently own an aggregate of 701,600 shares of the Company Common Stock, 30,000 shares of the Company’s Series A Convertible Voting Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), 47,164 shares of the Company’s Series C Nonconvertible (Non Voting) Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), $14,989,000 principal amount of the Company’s 12 1/4% Senior Subordinated Notes due 2008 (the “2008 Notes”) and $89,606,859 principal amount of the Company’s second lien notes (the “Second Lien Notes”).
          In connection with the consummation of the Merger, the Company has proposed amending the terms of the Series A Preferred Stock and the terms of the Series C Preferred Stock to provide for the mandatory conversion, concurrently with the Effective Time, of each share of Series A Preferred Stock into 2197.49 shares of Company Common Stock (“Series A Amendment”) and of each share of Series C Preferred Stock into 249.56 shares of Company Common Stock (“Series C Amendment”). In connection with the execution of the Merger Agreement, the Company obtained written consents from holders of shares of Series A Preferred Stock and from holders of shares of Series C Preferred Stock sufficient to satisfy the requirement that the respective amendment be approved by the holders of a majority of the outstanding shares of such series of preferred stock, although each amendment is subject to further approval by the holders of Company voting stock at the meeting described below. Approval of such amendments by the Company’s stockholders is a condition to the consummation of the Merger.
          In connection with the execution of the Merger Agreement, subject to the terms and conditions contained in a Commitment Agreement between the Company and Harbinger Capital Partners, Harbinger Capital Partners have also committed to purchase, at the Effective Time, shares of a new series of non-convertible Company preferred stock to be named the Company’s Series D Nonconvertible (NonVoting) Preferred Stock having an initial liquidation preference equal to the sum of (1) the aggregate redemption or repurchase price which would have been required to be paid on the date on which the Effective Time occurs in connection with a change in control in respect of the principal amount of 2008 Notes and Second Lien Notes owned by Harbinger Capital Partners on the Closing Date, plus (2) any accrued and unpaid interest thereon through the Closing Date (the “Aggregate Purchase Price”). Each share of Series D Nonconvertible (NonVoting) Preferred Stock will have an initial liquidation preference of $1,000 per share and the holders thereof will be entitled to cumulative dividends payable quarterly at an annual rate of 16%. The complete terms of the Series D Nonconvertible (Non Voting) Preferred Stock will be set forth in the terms of the Certificate of The Powers, Designations, Preferences And Rights Of The Series D Preferred Stock (“Series D Certificate of Designation”). Harbinger Capital Partners will pay the aggregate purchase price for the Series D Nonconvertible (Non Voting) Preferred Stock by surrendering to the Company their 2008 Notes and Second Lien Notes. Issuance by the Company of the shares of Series D Nonconvertible Preferred Stock is subject to approval by the holders of Company voting stock at the meeting described below.
          The proposed issuance of the shares of Series D Nonconvertible Preferred Stock, together with the issuance of shares of Company Common Stock as merger consideration pursuant to the Merger Agreement and upon mandatory conversion of shares of Series A Preferred Stock and Series C Preferred Stock, are together referred to as the “Share Issuances.”
          Immediately after giving effect to the Merger and the Share Issuances, Harbinger Capital Partners would beneficially own 92 percent of the outstanding shares of Company Common Stock (including the 701,600 shares of Company Common Stock currently owned by Harbinger Capital Partners) and 100 percent of outstanding shares of Series D Nonconvertible (NonVoting) Preferred Stock. Existing holders of Salton’s Series A Preferred Stock (other than Harbinger Capital Partners), Series C Preferred Stock (other than Harbinger Capital Partners) and Company Common Stock (other than Harbinger Capital Partners) would own approximately 3%, 3% and 2%, respectively, of the shares of Company Common Stock outstanding immediately following the Merger and the Share Issuances.
          The Company has made customary representations and warranties in the Merger Agreement, including representations and warranties with respect to, among other things, (1) due organization and corporate power, (2) authority and validity of agreement, (3) consents and approvals, (4) absence of untrue statements or material omissions in the proxy statement and additional filings with the Securities and Exchange Commission, (5) capitalization, (6) absence of certain events, (7) litigation, (8) title to property, (9) absence of undisclosed liabilities, and (10) compliance with law.
          The Company has also agreed to certain restrictions and limitations on future transactions pending the closing of the Merger, including covenants to, among other things, (1) carry on the business of the Company in the ordinary course, (2) not pay any dividends on or make other distributions in respect of its capital stock, (3) not amend its certificate of incorporation, bylaws or other governing documents (except to the extent contemplated by the transaction) and (4) not make any acquisitions or loans other than those permitted by the Merger Agreement.
          Consummation of the Merger and the Share Issuances is subject to various conditions, including the approval by the Company’s stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the Company’s authorized capitalization as well as other matters in connection with the Share Issuances, and the absence of legal impediments. In the Merger Agreement, the Company has agreed hold a meeting of Company stockholders as promptly as practical at which Company stockholders will be asked to approve the actions necessary to consummate the Merger and the Share Issuance. The Merger and the Share Issuances are not subject to any financing condition.
          Harbinger Capital Partners have agreed that at, and subject to, the consummation of the Merger, Harbinger Capital Partners will provide, or cause to be provided to the Company, a senior secured revolving credit facility (the “Harbinger Facility”) to provide for financing for the transactions contemplated by the Merger Agreement. The terms of the Harbinger Facility will provide for a scheduled maturity no sooner than three years from the Effective Date, an interest rate (assuming no default) of 650 basis points over LIBOR and a 6.5% prepayment penalty declining ratably on an annual basis until maturity. The Company will pay Harbinger Capital Partners a fee of $5 million for providing financing for the transaction (pro rated to the extent a portion of the financing is provided by other sources).
          The Merger Agreement contains certain termination rights for both the Company and APN Holdco. The Merger Agreement further provides that upon termination of the Merger Agreement as the result of either the Company’s Board of Directors withdrawing its recommendation for the Merger or a superior proposal, the Company would be obligated to pay APN Holdco a termination fee of $1.0 million plus up to $1.0 million of expenses.
          It is contemplated that as of the closing of the Merger all of the directors of the Company will be replaced by designees of APN Holdco.
          Concurrently with the execution of the Merger Agreement, Harbinger Capital Partners entered into a Commitment Agreement pursuant to which Harbinger Capital Partners, among other things, agree (1) to execute and deliver and not revoke or modify their unanimous written consent approving the transaction, (2) subject to certain exceptions, not to transfer any of their shares of APN Holdco common stock or any Second Lien Notes or 2008 Notes prior to the Effective Time and (3) to surrender their 2008 Notes and Second Lien Notes to the Company in payment of the Aggregate Purchase Price for the shares of Salton’s Series D Nonconvertible (NonVoting) Preferred Stock.
          The foregoing descriptions of the Merger Agreement, the Series A Amendment, the Series C Amendment, the Series D Certificate of Designation and the Commitment Agreement do not purport to describe all of the terms of such documents and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 99.1, 99.2, 99.3, 99.4 and 99.5 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Registration Rights Agreements
          The Merger Agreement requires that at the Effective Time the Company and Harbinger Capital Partners enter into a Registration Rights Agreement (the “Merger Registration Rights Agreement”) pursuant to which the Company agreed to provide certain demand and piggyback registration rights to APN Holdco Stockholders.
          The foregoing description of the Merger Registration Rights Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the form of such agreement, a copy of which is filed as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated by reference herein.
          In order to induce Contrarian Equity Fund, L.P., which beneficially owns approximately 46% of the outstanding shares of Series C Preferred Stock, to consent to the Series C Amendment, the Company and Contrarian entered into a Registration Rights Agreement (the “Contrarian Registration Rights Agreement”) pursuant to which the Company agreed, subject to certain terms and conditions, to register the shares of Company Common Stock issued to Contrarian in connection with the Series C Amendment.
          The foregoing description of the Contrarian Registration Rights Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the form of such agreement, a copy of which is filed as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated by reference herein.
Release
          The Merger Agreement requires that at the Effective Time the Company enter into a Release on behalf of itself and its subsidiaries releasing APN Holdco, Applica, Harbinger Capital Partners and their respective affiliates from any and all causes of actions and liabilities arising prior to the Effective Time, including with respect to the termination of the prior merger agreement between the Company and APN Holdco.
          The foregoing description of the Release does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the form of such agreement, a copy of which is filed as Exhibit 99.8 to this Current Report on Form 8-K and is incorporated by reference herein.
Financing Related Agreements
          Concurrently with the execution and delivery of the Merger Agreement, Salton, its subsidiaries, Silver Point Finance, LLC, (“Silver Point”) as co-agent for the lenders under Salton’s senior secured credit facility and Harbinger Capital Partners entered into a Loan Purchase Agreement. The Loan Purchase Agreement provides that at any time (1) from and after the date any party to the Merger Agreement has, or asserts, the right to terminate the Merger Agreement or the Merger Agreement is terminated and/or (2) on or after November 10, 2007 and prior to February 1, 2008 (provided, in each case, no insolvency proceeding with respect to Salton or its subsidiaries is then proceeding), at the request of Silver Point, Harbinger Capital Partners shall purchase from Silver Point certain overadvance loans outstanding under Salton’s senior secured credit facility having an aggregate principal amount of up to approximately $68.5 million. The purchase price shall be equal to 100% of the outstanding principal amount of the overadvance loans, plus all accrued and unpaid interest thereon through and including the date of purchase.
          In the event that Harbinger Capital Partners purchase the overadvance loans pursuant to the Loan Purchase Agreement, the amount of the purchased overadvance loans will be deemed discharged under Salton’s senior secured credit facility and the principal amount of such over advance loans, plus all accrued and unpaid interest thereon and a $5 million drawdown fee payable to Harbinger Capital Partners as a result of such purchase, will be automatically converted to loans under a new Reimbursement and Senior Secured Credit Agreement dated as of October 1, 2007 among Harbinger Capital Partners, Salton and its subsidiaries that are signatories thereto as borrowers and guarantors.
          The Loan Purchase Agreement also provides that under certain circumstances, including the commencement of an insolvency proceeding with respect to Salton or its subsidiaries, at the request of Silver Point, Harbinger Capital Partners shall purchase from Silver Point all of the outstanding obligations under Salton’s senior secured credit facility (and Harbinger Capital Partners Special Situations Fund, L.P. shall become the agent and co-agent thereunder).
          The Reimbursement and Senior Secured Credit Agreement has a maturity date of January 30, 2008. The interest rate with respect to loans under the Reimbursement and Senior Secured Credit Agreement is the six month LIBOR plus 10.5%, payable in cash on the last business day of each month. The default rate is LIBOR plus 12.5%.
          The Reimbursement and Senior Secured Credit Agreement contains covenants that are substantially the same as the covenants contained in Salton’s senior secured credit facility except there are no financial maintenance covenants. Under the terms of the Reimbursement and Senior Secured Credit Agreement, to the extent that the lenders under Salton’s senior secured credit facility amend or modify the covenants under such facility, the parallel covenants under the

Reimbursement and Senior Secured Credit Agreement shall be automatically deemed amended or modified; provided that the lenders under Salton’s senior secured credit facility may not amend or modify the covenant limiting the maximum amount of Salton’s senior secured credit facility.
          Subject to the Amended and Restated Intercreditor Agreement described below, if an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the agent under the Reimbursement and Senior Secured Credit Agreement and the holders of at least 66-2/3% in principal amount of loans thereunder then outstanding may declare the principal of and accrued but unpaid interest on all of such loans to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all of the loans thereunder shall automatically become immediately due and payable without notice or demand of any kind.
          The loans under the Reimbursement and Senior Secured Credit Agreement are secured by a second-priority lien on substantially all of Salton’s domestic assets and a pledge of the capital stock of our domestic subsidiaries and certain of our foreign subsidiaries. The loans are also unconditionally guaranteed by each of Salton’s direct and indirect domestic subsidiaries.
          In connection with the Loan Purchase Agreement: (a) Salton entered into a waiver, consent, forbearance and seventeenth amendment to its senior secured credit agreement pursuant to which Silver Point (1) permits the transactions contemplated by the Loan Purchase Agreement and related documents, (2) waives any event of default resulting from a going concern qualification in the report by Salton’s independent auditors accompanying Salton’s audited financial statements as of and for the period ending June 30, 2007, and (3) subject to certain conditions, forbears from exercising remedies with respect to certain existing events of default relating to, among other things, the filing of Salton’s annual report on Form 10-K for the fiscal year ended June 30, 2007 and the delivery of foreign stock pledge agreements and blocked account control agreements; (b) Salton entered into a waiver, consent and first amendment to its second lien credit agreement which, among other things, permits the transactions contemplated by the Loan Purchase Agreement and related documents; (c) the agent and co-agent for Salton’s senior secured credit agreement, the agent for the Reimbursement and Senior Secured Credit Agreement and the second lien agent for Salton’s second lien credit agreement entered into an Amended and Restated Intercreditor Agreement which, among other things, governs the priority of rights among the lenders; and (d) the agent for the Reimbursement and Senior Secured Credit Agreement and the second lien agent for the second lien credit agreement entered into a Junior Intercreditor Agreement governing the priority of rights among the lenders thereunder.
          The foregoing description of each of the Loan Purchase Agreement, Reimbursement and Senior Secured Credit Agreement, seventeenth amendment to Salton’s senior secured credit agreement, amendment to Salton’s second lien credit agreement, Amended and Restated Intercreditor Agreement and Junior Intercreditor Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibits 99.9, 99.10, 99.11, 99.12, 99.13 and 99.14, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales Of Equity Securities
          The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.
          The shares of Company Common Stock and Series D Nonconvertible (NonVoting) Preferred Stock issuable in connection with the Merger and the Share Issuances will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to one or more exemptions therefrom, including Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder. Each of APN Holdco and the Harbinger Capital Partners is an accredited investor as defined in Rule 501 of the Regulation D promulgated under the Securities Act of 1933.
          Such shares of Company Common Stock and Series D Nonconvertible (NonVoting) Preferred Stock have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Salton may be required to register the shares under the Securities Act pursuant to the terms of the Merger Registration Rights Agreement and the Contrarian Registration Rights Agreement.
Item 3.03 Material Modification To Rights Of Security Holders
          The disclosures in Item 1.01 are incorporated in this Item 3.03 by reference.
          In connection with the Merger Agreement, the Company and UMB Bank, N.A., the Rights Agent entered into a Third Amendment to Rights Agreement, which has the effect of making the Company’s existing Rights Agreement, dated as of June 28, 2004 and as subsequently amended as of June 7, 2006 and on February 7, 2007, and the rights issued to the Company’s stockholders thereunder, inapplicable to the specific transactions contemplated by the Merger Agreement.
          In connection with the Merger Agreement, the board of directors of the Company approved and recommended for approval by the stockholders of the Company: (1) an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 1 billion; (2) the Series A Amendment pursuant to which each share of Salton’s Series A Voting Convertible Preferred Stock will be converted, contemporaneously with the Effective Time, into 2197.49 shares of Salton’s common stock; (3) the Series C Amendment pursuant to which each share of Salton’s Series C Nonconvertible (NonVoting) Preferred Stock will be converted, contemporaneously with the Effective Time, into 249.56 shares of Salton’s common stock; and (4) the Share Issuances.

          The foregoing description of the Third Amendment to the Rights Agreement, the amendment to the Company’s Restated Certificate of Incorporation, the Series A Amendment and the Series C Amendment do not purport to describe all of the terms of such amendments and are qualified in their entirety by reference to the full text of such amendments, copies of which are filed as Exhibit 99.15, 99.16, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01 Other Events
          On October 2, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.17 and incorporated herein by reference, announcing the signing of the Merger Agreement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          Certain matters discussed in this Form 8-K are “forward-looking statements” intended to qualify for the safe harbors from liability established by the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the failure to obtain approval of the merger from Salton stockholders, (2) the ability of the two businesses to be integrated successfully, (3) the ability of the new company to fully realize the cost savings and any synergies from the proposed transaction within the proposed time frame, (4) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (5) customer acceptance of the new combined entity, (6) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (7) bankruptcy of or loss of major retail customers or suppliers, (8) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (9) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (10) changes in suppliers, (11) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (12) product liability, regulatory actions or other litigation, warranty claims or returns of products, (13) customer acceptance of changes in costs of, or delays in the development of new products, (14) delays in or increased costs of restructuring programs and (15) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in Salton’s Securities and Exchange Commission filings.
ADDITIONAL INFORMATION

          In connection with the Merger, Salton intends to file with the SEC and furnish to its stockholders a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders because it will contain important information about the Merger. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Salton, Inc. 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website, www.salton.com.
          Salton and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Salton in favor of the amendment to the Company’s Certificate of Incorporation and the Share Issuances. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Salton’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Salton common stock is also set forth in Salton’s most recent proxy statement and annual report on Form 10-K, which are available on Salton’s website and www.sec.gov. Additional information regarding the interests of the participants will be included in the proxy statement and other relevant documents filed with the SEC.
Item 9.01 Financial Statements and Exhibits
          (c) Exhibits

99.1	Agreement and Plan of Merger dated as of October 1, 2007 by and between Salton, Inc., SFP Merger Sub, Inc. and APN Holding Company, Inc.

99.2	Form of Certificate of Amendment to Certificate of Designation of Series A Voting Convertible Preferred Stock

99.3	Form of Certificate of Amendment to Certificate of Designation of Series C Nonconvertible (NonVoting) Preferred Stock

99.4	Form of Certificate of Designation of Series D Nonconvertible (NonVoting) Preferred Stock

99.5	Commitment Agreement dated as of October 1, 2007 by and between Salton, Inc., Harbinger Capital Partners Master Fund I, Ltd., and Harbinger Capital Partners Special Situations Fund, L.P.

99.6	Form of Registration Rights Agreement by and between Salton, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

99.7	Registration Rights Agreement dated as of October 1, 2007 by and between Salton, Inc. and Contrarian Equity Fund L.P.

99.8	Form of Release by Salton, Inc.

99.9	Loan Purchase Agreement dated as of October 1, 2007, by and between Silver Point Finance, as co-agent for the Lenders (as defined therein), Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Salton and each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and Guarantors.

99.10	Reimbursement and Senior Secured Credit Agreement dated as of October 1, 2007 by and among Harbinger Capital Partners Maser Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., as the lenders, Harbinger Capital Partners Master Fund I, Ltd., as the agent, Salton, Inc. and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

99.11	Waiver, Consent, Forbearance and Seventeenth Amendment to Amended and Restated Credit Agreement dated as of October 1, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

99.12	Waiver, Consent and First Amendment to Credit Agreement dated as of October 1, 2007 among the financial institutions named therein, as the lenders, The Bank of New York, as the agent, Salton, Inc. and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

99.13	Amended and Restated Intercreditor Agreement dated as of October 1, 2007 by and between Silver Point Finance, LLC, Wells Fargo Foothill, Inc., The Bank of New York and Harbinger Capital Partners Master Fund I, Ltd.

99.14	Junior Intercreditor Agreement dated as of October 1, 2007 by and between The Bank of New York and Harbinger Capital Partners Master Fund I, Ltd.

99.15	Third Amendment to Rights Agreement dated as of October 1, 2007, by and between Salton, Inc. and UMB Bank, N.A.

99.16	Form of Amendment to Restated Certificate of Incorporation of Salton, Inc.

99.17	Press Release issued on October 2, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 1, 2007

SALTON, INC.

/s/ WILLIAM LUTZ

William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Agreement and Plan of Merger dated as of October 1, 2007 by and between Salton, Inc., SFP Merger Sub, Inc. and APN Holding Company, Inc.

99.2	Form of Certificate of Amendment to Certificate of Designation of Series A Voting Convertible Preferred Stock

99.3	Form of Certificate of Amendment to Certificate of Designation of Series C Nonconvertible (NonVoting) Preferred Stock

99.4	Form of Certificate of Designation of Series D Nonconvertible (NonVoting) Preferred Stock

99.5	Commitment Agreement dated as of October 1, 2007 by and between Salton, Inc., Harbinger Capital Partners Master Fund I, Ltd., and Harbinger Capital Partners Special Situations Fund, L.P.

99.6	Form of Registration Rights Agreement by and between Salton, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

99.7	Registration Rights Agreement dated as of October 1, 2007 by and between Salton, Inc. and Contrarian Equity Fund, L.P.

99.8	Form of Release by Salton, Inc.

99.9	Loan Purchase Agreement dated as of October 1, 2007, by and between Silver Point Finance, as co-agent for the Lenders (as defined therein), Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Salton and each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and Guarantors.

99.10	Reimbursement and Senior Secured Credit Agreement dated as of October 1, 2007 by and among Harbinger Capital Partners Maser Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., as the lenders, Harbinger Capital Partners Master Fund I, Ltd., as the agent, Salton, Inc. and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

Exhibit
No.	Description
99.11	Seventeenth Amendment to Amended and Restated Credit Agreement dated as of October 1, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

99.12	Waiver, Consent and First Amendment to Credit Agreement dated as of October 1, 2007 among the financial institutions named therein, as the lenders, The Bank of New York, as the agent, Salton, Inc. and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

99.13	Amended and Restated Intercreditor Agreement dated as of October 1, 2007 by and between Silver Point Finance, LLC, Wells Fargo Foothill, Inc., The Bank of New York and Harbinger Capital Partners Master Fund I, Ltd.

99.14	Junior Intercreditor Agreement dated as of October 1, 2007 by and between The Bank of New York and Harbinger Capital Partners Master Fund I, Ltd.

99.15	Third Amendment to Rights Agreement dated as of October 1, 2007, by and between Salton, Inc. and UMB Bank, N.A.

99.16	Form of Amendment to Restated Certificate of Incorporation of Salton, Inc.

99.17	Press Release issued on October 2, 2007.